EXHIBIT 10.68
                    AMENDING AGREEMENT

        This Amending Agreement ("Amendment") is made  and
entered  into this 24th day of March, 1995, by and between
Columbia   Gas   Transmission  Corporation,   a   Delaware
corporation ("Columbia"), and Panda-Brandywine, L.P., a Delaware Limited Partnership ("Panda") to be effective as set forth in section four of this Amendment.

                   W I T N E S S E T H:

        WHEREAS,  Columbia and Panda are parties  to  that
certain Precedent Agreement dated February 25,  1994
("Precedent Agreement"), and the FTS Service Agreement attached to the Precedent Agreement also dated February
25, 1994 ("Service Agreement");

        WHEREAS, Panda has requested that Columbia amend the Precedent Agreement and Service Agreement in light of certain Panda business concerns; and

        WHEREAS,  Columbia is agreeable  to  amending  the
Precedent  Agreement and Service Agreement to  accommodate
Panda's   requests  based  upon  Panda's  having  provided
Columbia the assurance of its continuing commitment to Columbia that Columbia will be the pipeline to serve the Brandywine Facility;

        NOW,  THEREFORE, in consideration  of  the  mutual
covenants  and agreements set forth herein,  Columbia  and
Panda   agree  as  follows:

     1.  Amendments  to  Precedent Agreement.  Columbia and
Panda agree that the Precedent Agreement is amended effective as of the effective date of this Amendment as follows:

        (a) All three references to the "$8,772,590" amount in Sections 2(a)(1), 3(a) and 3(b)(1) shall be replaced with "$6,772,590."

        (b) All five references to the "$7,530,120" amount
in   Sections  4(a)  and  4(b)  shall  be  replaced   with
"$5,530,120".

        (c) The reference to "31.713%" in Section 4(b) shall be replaced with "20.995%."

        (d) The reference to "68.287%" in Section 4(b) shall be replaced with "79.005%."

        (e) The second sentence of Section 5 shall be amended and restated as follows:

"For purposes of payment of the reservation charge and Panda's right to deliver to or cause the Transportation
Demand to be delivered by Columbia, the FTS and the primary term of the Service Agreement shall commence on the date of the completion of the Columbia facilities, which date shall be no earlier than November 1, 1996;
provided that such commencement date and completion of the Columbia facilities can be August 1, 1996, if Panda provides Columbia with written notification by May 1, 1996, of Panda's desire for such commencement date and completion of the Columbia facilities to be August 1, 1996."

        (f) Section 10(a) shall be amended and restated as follows:

"Termination  By  Panda.  Panda,  upon  thirty  (30)  days
written  notice to Columbia, may terminate this  Agreement
if:  (i)  the  negotiations contemplated in  Section  2(b)
hereof  are  not satisfactory to Panda, in its  reasonable
discretion,  at  the end of the negotiation  period;  (ii)
Panda    fails  to  complete  the  construction  of    the
Brandywine Facility by June 1, 1997; or (iii) if any of the conditions precedent in Section 11 hereof are not fulfilled by June 1, 1997. Any such termination shall not be effective if the unsatisfied condition of this
Section 10(a) is satisfied prior to the end of the 30-day notice period."

        (g)  Section 11(h) shall be deleted, and  the  two
references  to "(h)" in the last paragraph of  Section  11
shall likewise be deleted.

    2. Amendments to Service Agreement. Pursuant to the
Amended   and  Restated  FTS  Service  Agreement  attached
hereto,   Columbia  and  Panda  agree  that  the   Service
Agreement is amended effective as of the effective date of this Amendment as follows:

       (a) The Service Agreement shall be amended to provide for Panda's requested new point of receipt of Monclova, Ohio, from ANR Pipeline Company.

       (b) The second sentence of Section 2 shall be amended and restated as follows:

"For  purposes  of payment of the reservation  charge  and
Panda's  right  to deliver to or cause the  Transportation
Demand  to  be  delivered by Columbia,  the  FTS  and  the
primary term of this Agreement shall commence on the  date
of  the completion of the Columbia facilities, which  date
shall  be no earlier than November 1, 1996; provided  that
such  commencement  date and completion  of  the  Columbia
facilities  can  be  August 1,  1996,  if  Panda  provides
Columbia  with  written notification by May  1,  1996,  of
Panda's    desire   for   such  commencement   date    and
completion of the Columbia facilities to be August 1, 1996."

    3. Effect of Amendment. Except as specifically amended in above Sections 1 and 2 of this Amendment, all other terms and provisions of the Precedent Agreement and Service Agreement shall remain in full force and effect.

    4. Effective Date of Amendment. This Amendment shall be effective as of the date Columbia and Panda have executed both this Amendment, and the Amended and Restated Service
Agreement attached hereto, the latter as amended in accordance with section 2 of this Agreement.

    5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized representative.


       COLUMBIA GAS TRANSMISSION CORPORATION
       By:
       Name: Peter J. Kinsella
       Its: Vice President
       Date March 23 1995

       PANDA-BRANDYWINE, L. P.

     By: Panda Brandywine Corporation
     Its General Partner

     By:
     Name: Ralph T. Killian
     Its: Senior Vice President
     Date: March 21, 1995